Exhibit 32.1
Section 1350
Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Merck & Co., Inc. (the “Company”), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 8, 2016	/s/ Kenneth C. Frazier
	Name: Title:	KENNETH C. FRAZIER Chairman, President and Chief Executive Officer